Exhibit 99.1

Novo Integrated Sciences, Inc. Announces New CEO and Board Chairman

BELLEVUE, Wash., October 18, 2018 (AccessWire) – Novo Integrated Sciences, Inc. (OTCQB:NVOS) (“Novo Integrated Sciences” or the “Company”), announced today the Company’s Board of Directors (the “Board”) has appointed Mr. Robert Mattacchione, a majority stakeholder in Novo Integrated Sciences, as the Company’s Chairman of the Board and Chief Executive Officer (“CEO”). Dr. Pierre Dalcourt, the outgoing Board Chairman remains as a member of the Board of Directors, along with the other remaining Board members, Christopher David and Michael Gaynor. Collectively, the four members of the Company’s Board of Directors controls approximately 87% of the Company’s issued and outstanding common shares.

Mr. Mattacchione is the co-founder of Novo Healthnet Limited, a wholly owned subsidiary of the Company (“NHL”). NHL was founded in 2013 to provide multi-dimensional primary healthcare services and products throughout Canada. Novo Integrated Sciences acquired NHL in 2017. For more than 25 years, Mr. Mattacchione has been a private venture investor leading the development of operational business interests worldwide, including the exploration and production of natural resources in Europe and South America, pharmaceutical product development and manufacturing in Africa and Europe, and renewable energy development and production in South America. From start-up to acquisition, Mr. Mattacchione formulates adaptive strategies, analyzes processes, engages highly-qualified personnel and provides the company vision and leadership throughout the ever changing and expanding landscape of business development.

Dr. Dalcourt, D.C. states, “We are privileged to have Rob Mattacchione as the majority stakeholder in our Company. Under Rob’s leadership, NHL has become a significant provider of multi-dimensional primary healthcare services and products throughout Canada. Rob is the most talented and forward-thinking leader I have had the honor to work with. His vision for the growth and expansion of our company’s portfolio of products and services is exciting and I look forward to having Rob lead the team as the CEO & Board Chairman of Novo Integrated Sciences.”

Mr. Mattacchione commented, “The Novo family of companies, in both the United States and Canada, has an exceptional team of dedicated executives, employees and contractors who have worked hard to build a sustainable portfolio of products and services in the multi-dimensional primary healthcare sector. I respect and admire the work performed by the team and look forward to working together as we continue to build and expand our offering of services and products in Canada and worldwide.”

Through NHL, we deliver multi-disciplinary primary healthcare to over 400,000 patients annually through our 16 corporate-owned clinics and a contracted network of 88 affiliate clinics and 234 eldercare centric homes located across Canada. Our team of practitioners and staff are trained for assessment, diagnosis, treatment, pain management, rehabilitation and primary prevention. Our specialized services and products include physiotherapy, chiropractic care, occupational therapy, eldercare, laser therapeutics, massage therapy, acupuncture, chiropody, neurological functions, kinesiology, concussion management and baseline testing, women’s pelvic health, sports medicine therapy, assistive devices, and private personal training.

About Novo Integrated Sciences, Inc. and Novo Healthnet Limited

Effective May 9, 2017, Novo Integrated Sciences closed a Share Exchange Agreement with the shareholders of NHL, making NHL a wholly owned foreign subsidiary of Novo Integrated Sciences.

For more information concerning Novo Integrated Sciences, please visit www.novointegrated.com. For more information on NHL, please visit www.novohealthnet.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in Novo Integrated Sciences’ filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond Novo Integrated Sciences’ control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo Integrated Sciences’ current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo Integrated Sciences assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

The contents of any website referenced in this press release are not incorporated by reference herein.

Chris David

President

Novo Integrated Sciences, Inc.

cdavid@novointegrated.com

(206) 617-9797